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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form S-1 of our report dated March 3, 2005 relating to the consolidated financial statements of Commercial Vehicle Group, Inc. and Subsidiaries ("CVG") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for goodwill and other intangible assets) and our report dated April 18, 2005 relating to the financial statements of Mayflower Vehicle Systems Truck Group as of December 31, 2003 and for the years ended December 31, 2003 and 2002, appearing in the Prospectus, which is part of this Registration Statement, and our report dated March 3, 2005 relating to the financial statement schedule of CVG appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Summary Historical and Pro Forma Consolidated Financial Information", "Selected Historical Financial Data", and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Minneapolis, Minnesota


June 6, 2005